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                                                                   EXHIBIT 10.15


                                    AGREEMENT
                                    ---------

                   THIS AGREEMENT is made and effective as of this / day of May, 1998 ("Effective Date of Agreement"), by and between AMERICAN STONE CORPORATION, a corporation duly organized under the laws of the State of Delaware (the "Company"), and DAVID TYRRELL of the City of Toronto in the Province of Ontario ("Employee").

                               W I T N E S S E T H
                               -------------------

                   WHEREAS, Employee and the Company are desirous of mutually extinguishing the Employment Agreement between the Company and Employee which was effective February 7, 1996 ("Previous Agreement"); and

                   WHEREAS, Employee and the Company desire to waive any and all rights and/or benefits under the Previous Agreement;

                   NOW, THEREFORE in consideration of the mutual promises and covenants contained herein, the Company and Employee agree as follows:

                   1. WAIVER. Consistent with paragraph 5.5 of the Previous Agreement, the parties hereby agree in writing to a complete waiver of the terms of the Previous Agreement. Notwithstanding any provision of the Previous Agreement, as of the Effective Date of Agreement, neither the Company nor Employee shall be entitled to any of the rights and/or benefits set forth therein. Further, neither the Company nor the Employee shall be subject to any of the obligations set forth therein.

                   2. AT-WILL EMPLOYMENT. As of Effective Date of
Agreement, Employee shall be employed by the Company on an "at-will" basis. Specifically, just as Employee may terminate his relationship with the Company at any time for any reason, the Company reserves the right to terminate Employee at its sole discretion. The parties further agree that no one except the Chairman of the Board of the Company has any authority to change that relationship on behalf of the Company, and then, only in writing. Employee expressly recognizes that any reliance on any representations, oral or otherwise, contrary to "employment at-will" is unreasonable.

                   3. MISCELLANEOUS. The mutual extinguishment of the Previous Agreement provided in this Agreement shall not be interpreted as a "termination" as that term is utilized in the Previous Agreement. Specifically, the mutual extinguishment does not activate any entitlement to severance or any other benefits under the Previous Agreement. As of Effective Date of Agreement, the Previous Agreement shall be a nullity, and any employment of Employee is simply on an at will basis.

                   4. ENTIRE AGREEMENT. This Agreement supersedes and replaces any existing agreement or understanding between Employee and the Company relating to the subject matters addressed herein. Employee and the Company recognize and agree that this is the entire agreement between them concerning the topics expressly addressed herein. Any modification of this Agreement must be in writing signed by both parties.

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                   IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

DATE OF EXECUTION:                           AMERICAN STONE CORPORATION
                                             (Company)


   April 20, 1998                             /s/ Thomas H. Roulston II
-------------------------                    -----------------------------------
                                             By: Thomas H. Roulston II
                                             Its: Chairman of the Board



   June 1, 1998                              /s/ David Tyrrell
-------------------------                    -----------------------------------
                                             David Tyrrell
                                             (Employee)

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